EXHIBIT 10.6

                        FOURTH ADDENDUM TO OFFICE LEASE

      THIS FOURTH ADDENDUM TO OFFICE LEASE ( the "FOURTH ADDENDUM"), dated February 3, 2004 is made by and between DOUGLAS EMMETT JOINT VENTURE, a California general partnership ("LANDLORD"), with offices at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and GRAND HAVANA ENTERPRISES, a Delaware corporation (formerly known as United Restaurants, Inc., a Delaware corporation)("TENANT"), with offices at 301 North Canon Drive, Suite R-01, Beverly Hills, California 90210.

WHEREAS,

      A. PINKWOOD PROPERTIES CORP., a New York Corporation ("PINKWOOD"), Landlord's predecessor-in-interest, pursuant to the provisions of that certain written Lease, dated July 1, 1994 ("ORIGINAL LEASE"), leased to UNITED RESTAURANTS, INC., a Delaware corporation ("ORIGINAL TENANT") and Original Tenant leased from Pinkwood space in the property located at 301 North Canon Drive, Beverly Hills, California 90210 (the "BUILDING"), commonly known as Suite R-01 (aka G-01/Gxx) (the "ORIGINAL PREMISES");

      B. On or about September 28, 1994, Landlord acquired all of Pinkwood's interest, right and title in and to the real property and Building in which the Original Premises are located, becoming successor-in-interest to Pinkwood and Landlord under the Lease;

      C. Landlord and Original Tenant subsequently entered into that certain First Addendum to Lease, dated October 10, 1994 ("FIRST ADDENDUM"), as amended by that certain Second Addendum to Lease, dated November 23, 1994 ("SECOND ADDENDUM") whereby Tenant expanded the Original Premises to include Suites Mxx and 2xx (collectively the "PREMISES");

      D. Landlord and GRAND HAVANA ENTERPRISES, a Delaware corporation, successor-in-interest to Original Tenant, subsequently entered into that certain Third Addendum to Office Lease, dated October 1, 1999 ("THIRD ADDENDUM"), which document together with the Original Lease, First Addendum and Second Addendum shall collectively be referred to herein as the "LEASE";

      E. The Term of the Lease expires November 30, 2004, which Term Landlord and Tenant wish to hereby extend; and

      F. Landlord and Tenant, for their mutual benefit, wish to revise certain other covenants and provisions of the Lease.

NOW, THEREFORE, IN CONSIDERATION of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. CONFIRMATION OF DEFINED TERMS. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Fourth Addendum.

2. EXTENSION OF TERM. The Term of the Lease is hereby extended five (5) years and six (6) months (the "SECOND EXTENDED TERM"), from and including December 1, 2004 (the "EFFECTIVE DATE"), through and including midnight on May 31, 2010 (the "TERMINATION DATE").

3. REVISION IN MONTHLY BASE RENT. Commencing on the Effective Date, and continuing through November 30, 2006, the Monthly Base Rent payable by Tenant shall be $25,471.08 per month.

      Commencing on December 1, 2006, and continuing through November 30, 2007, the Monthly Base Rent payable by Tenant shall increase from $25,471.08 per month to $26,235.21 per month.

      Commencing on December 1, 2007, and continuing through November 30, 2008, the Monthly Base Rent payable by Tenant shall increase from $26,235.21 per month to $27,022.27 per month.

      Commencing on December 1, 2008, and continuing through November 30, 2009, the Monthly Base Rent payable by Tenant shall increase from $27,022.27 per month to $27,832.94 per month.

      Commencing on December 1, 2009, and continuing throughout the remainder of the Second Extended Term, the Monthly Base Rent payable by Tenant shall increase from $27,832.94 per month to $28,677.92 per month.

      3.1 RENT DEFERRAL. Notwithstanding anything to the contrary in the Lease, provided that Tenant is not in default (after the expiration of time and the opportunity to cure), one hundred percent (100%) of the Monthly Base Rent due for the second (2nd), sixth (6th), thirteenth (13th), twenty-fifth (25th), thirty-seventh (37th) and forty-ninth (49th) calendar months of the Second Extended Term (the "RENT DEFERRAL AMOUNT") shall be deferred until the end of the Second Extended Term.

            Further provided that if, at the end of the Second Extended Term, there exists no uncured material default on the part of the Tenant (after expiration of time and opportunity to cure), Landlord shall, on the last calendar day of the Second Extended Term, fully abate and forgive the Rent Deferral Amount.

            Except as otherwise stated, the entire Monthly Base Rent shall be due and payable, in advance, on or before the first day of each and every calendar month until the end of the Second Extended Term, pursuant to the Lease, as amended.

4. CORRECTION TO RENTABLE AREA OF THE PREMISES. Tenant acknowledges and agrees that shortly after Landlord's acquisition of the Building, Landlord engaged an independent third party space plan audit firm to measure the Usable Area of the Premises in accordance with the June, 1996 standards published

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by the Building Owners' and Managers' Association ("BOMA"). Based upon such re-measurement Landlord has been advised that (i) the accurate Usable Area of Suite R-01 is approximately 3,940 square feet; (ii) the Usable Area of Suite Mxx is approximately 2,033 square feet; and (iii) the Usable Area of Suite 2xx is approximately 4,377 square feet, for a combined total of 10,310 usable square feet for the Premises. Based on Landlord's deemed load factor as indicated herein below, the corrected Rentable Area of Suite R-01 is approximately 4,488 square feet. Inasmuch as the load factor for Suites Mxx and 2xx is 0.00%, the Rentable Area of Suite Mxx is approximately 2,033 square feet and the Rentable Area of Suite 2xx is approximately 4,377 square feet. The combined total of the Rentable Area of the Premises is hereby agreed to be approximately 10,858 square feet.

      Landlord and Tenant agree that Landlord is utilizing an add-on factor of 13.92% to compute the Rentable Area of Suite R-01. Rentable Area of Suite R-01 herein is calculated as 1.1392 times the estimated Usable Area, regardless of what the actual square footage of the common areas of the Building may be, and whether or not they are more or less than 13.92% of the total estimated Usable Area of the Building. The purpose of this calculation is solely to provide a general basis for comparison and pricing of this space in relation to other spaces in the market area.

5. SECURITY DEPOSIT. Landlord acknowledges that it currently holds the sum of $6,344.50 as a Security Deposit under the Lease, which amount Landlord shall continue to hold throughout the Second Extended Term, unless otherwise applied pursuant to the provisions of the Lease.

6. LETTER OF CREDIT. Concurrent with Tenant's execution and tendering to Landlord of this Fourth Addendum, and as a condition precedent to the effectiveness of this Fourth Addendum, Tenant shall maintain that certain Letter of Credit (as defined in Paragraph 6 of the Third Addendum) in the amount of $60,000.00 in effect, whether through replacement, renewal or extension, for the entire period from the date of this Fourth Addendum through the scheduled expiration of the Second Extended Term (the "LEASE EXPIRATION DATE"). Landlord and Tenant agree that for the purposes of this Fourth Addendum, the reference to Lease Expiration Date in Paragraph 6 of the Third Addendum shall be as defined in Paragraph 6 of this Fourth Addendum.

7. REVISION TO BASE YEAR. Retroactive to January 1, 2004, the Base Year for Tenant's payment of increases in (i) Operating Costs (as defined in Section 3.A(ii) of the Lease) for the retail space Operating Cost pool, and (ii) Taxes (as defined in Section 3.A(i) of the Lease) for the Project, shall be changed to calendar year 2004.

8. REVISION TO TENANT'S SHARE. As of the Effective Date, Tenant's Share, as specified in the Fundamental Lease Provisions of the Lease, shall be 12.18%.

9. OPTION TO EXTEND TERM. Tenant acknowledges that Tenant has utilized one (1) out of the three (3) Extension Options described in the Fundamental Lease Provisions and that Tenant has two (2) remaining Extension Options.

      9.1. ADDITIONAL OPTION TO EXTEND TERM. As of the Effective Date, and subject to the terms below, Tenant shall be entitled to an additional extension option. Provided Tenant is not in material default after the expiration of notice and the opportunity to cure on the date or at any time during the remainder of the given Extended Term after Tenant gives notice to Landlord of Tenant's intent to exercise its rights pursuant to this Section 9, Tenant is given the option to extend the term for one (1) additional five (5) year period (the "ADDITIONAL EXTENDED TERM"), commencing the next calendar day after the expiration of the given Extended Term (the "OPTION"). The Option shall apply only to the entirety of the Premises, and Tenant shall have no right to exercise the Option as to only a portion of the Premises.

            Tenant's exercise of this Option is contingent upon Tenant giving written notice to Landlord (the "OPTION NOTICE") of Tenant's election to exercise its rights pursuant to this Option by Certified Mail, Return Receipt Requested, no more than twelve (12) and no less than nine (9) months prior to the applicable Termination Date.

      9.2. MONTHLY BASE RENT PAYABLE. The Rent payable by Tenant during the Additional Extended Term ("OPTION RENT") shall be equal to the Fair Market Value of the Premises as of the commencement date of the Additional Extended Term but shall not be less than the sum of Monthly Base Rent and Tenant's Share of Operating Expenses payable by Tenant for the last month of the given Extended Term. The term "FAIR MARKET VALUE" shall be defined as the effective rent reasonably achievable by Landlord, and shall include but not be limited to, all economic benefits obtainable by Landlord, such as Monthly Base Rent (including periodic adjustments), Additional Rent in the form of Operating Expense reimbursements, and any and all other monetary or non-monetary consideration that may be given in the market place to a non-renewal tenant, as is chargeable for a similar use of comparable space in the geographic area of the Premises.

            Landlord and Tenant shall have thirty (30) days (the "NEGOTIATION PERIOD") after Landlord receives the Option Notice in which to agree on the Fair Market Value. If Landlord and Tenant agree on the Fair Market Value during the Negotiation Period, they shall immediately execute an amendment to the Lease extending the Term and stating the Fair Market Value.

      9.3. APPRAISERS TO SET MONTHLY BASE RENT. If Landlord and Tenant are unable to agree on the Fair Market Value during the Negotiation Period, then:

            a) Landlord and Tenant, each at its own cost, shall select an independent real estate appraiser with at least ten (10) years full-time commercial appraisal experience in the area in which the Premises are located, and shall provide written notice to the other party of the

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            identity and address of the appraiser so appointed. Landlord and Tenant shall make such selection within ten (10) days after the expiration of the Negotiation Period.

            b) Within thirty (30) days of having been appointed to do so (the "APPRAISAL PERIOD"), the two (2) appraisers so appointed shall meet and set the Fair Market Value for the Additional Extended Term. In setting the Fair Market Value, the appraisers shall solely consider the use of the Premises for general office purposes.

      9.4. FAILURE BY APPRAISERS TO SET FAIR MARKET VALUE. If the two (2) appointed appraisers are unable to agree on the Fair Market Value within ten (10) days after expiration of the Appraisal Period, they shall elect a third appraiser of like or better qualifications, and who has not previously acted in any capacity for either Landlord or Tenant. Landlord and Tenant shall each bear one half of the costs of the third appraiser's fee.

            Within thirty (30) days after the selection of the third appraiser (the "SECOND APPRAISAL PERIOD") the Fair Market Value for the Additional Extended Term shall be set by a majority of the appraisers now appointed.

            If a majority of the appraisers are unable to set the Fair Market Value within the Second Appraisal Period, the three (3) appraisers shall individually render separate appraisals of the Fair Market Value, and their three (3) appraisals shall be added together, then divided by three
      (3); resulting in an average of the appraisals, which shall be the Fair Market Value during the Additional Extended Term.

            However, if the low appraisal or high appraisal varies by more than ten percent (10%) from the middle appraisal, then one (1) or both shall be disregarded. If only one (1) appraisal is disregarded, the remaining two
      (2) appraisals shall be added together and their total divided by two (2), and the resulting average shall be the Fair Market Value. If both the low and high appraisal are disregarded, the middle appraisal shall be the Fair Market Value for the Premises during the Additional Extended Term. The appraisers shall immediately notify Landlord and Tenant of the Fair Market Value so established, and Landlord and Tenant shall immediately execute an amendment to the Lease, extending the given Extended Term and revising the Monthly Base Rent payable pursuant to the Fair Market Value so established.

            Landlord or Tenant's failure to execute such amendment establishing the Fair Market Value within fifteen (15) days after the other party's request therefor shall constitute a material default under the Lease, and if Tenant is the party failing to so execute, this Option shall become null and void and of no further force or effect.

      9.5. NO RIGHT OF REINSTATEMENT OR FURTHER EXTENSION. Once Tenant has either failed to exercise its rights to extend the term pursuant to this
      Section 9 or failed to execute the amendment called for hereunder, it shall have no right of reinstatement of its Option to Extend the Term, nor shall Tenant have any right to a further extension of the Extended Term beyond the period stated in Section 9.1 hereinabove.

      9.6. NO ASSIGNMENT OF OPTION. This Option is personal to the original Tenant signing the Lease or to an "Affiliate" (as defined in Lease Section 10.F), and shall be null, void and of no further force or effect as of the date that Tenant assigns the Lease to an unaffiliated entity and/or subleases more than forty-nine percent (49%) of the total Rentable Area. Notwithstanding the foregoing, the Option shall be assignable to a "PURCHASER ENTITY" (as defined below), provided that (i) the Purchaser Entity shall provide Landlord with financial information demonstrating the Purchaser Entity's ability to meet the obligations of Tenant under the Lease including the Tenant's obligations under the Additional Extended Term; (ii) the Purchaser Entity provides a cash security deposit of the last month's rent due under the Lease for the Additional Extended Term; and (iii) the Purchaser Entity provides Landlord with a Letter of Credit for six (6) months of the averaged Monthly Base Rent due for the Additional Extended Term. As used herein a "PURCHASER ENTITY" shall mean:
      (i) an unaffiliated entity which purchases all or substantially all of the assets of Tenant pursuant to a bonafide sale of the entire business operated in the Premises by the Tenant ("BUSINESS SALE") or (ii) an unaffiliated entity into which Tenant is merged or consolidated pursuant to a Business Sale.

10. ACCEPTANCE OF PREMISES. Tenant acknowledges that it has been in possession of the Premises for over nine (9) years; has no claim against Landlord, and therefore releases Landlord from any claim, loss, liability, cost or expense, in connection with the Premises or the Lease. Tenant has made its own inspection of and inquiries regarding the Premises, which are already improved. Therefore, Tenant accepts the Premises in their "as-is" condition. Tenant further acknowledges that Landlord has made no currently effective representation or warranty, express or implied regarding the condition, suitability or usability of the Premises or the Building for the purposes intended by Tenant. Nothing contained in this Paragraph 10, however, shall relieve or discharge Landlord from any of its duties or obligations under the Lease.

11. WARRANTY OF AUTHORITY. If Landlord or Tenant signs as a corporation, limited liability company or a partnership, each of the persons executing this Fourth Addendum on behalf of Landlord or Tenant hereby covenants and warrants that the applicable entity executing herein below is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Fourth Addendum; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

      If either signatory hereto is a corporation, the person(s) executing on behalf of said entity shall affix the appropriate corporate seal to each area in the document where request therefor is noted, and the other

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party shall be entitled to conclusively presume that by doing so the entity for which said corporate seal has been affixed is attesting to and ratifying this Fourth Addendum.

12. BROKER REPRESENTATION. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Fourth Addendum other than DOUGLAS, EMMETT AND COMPANY and MADISON PARTNERS. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant's execution of this Fourth Addendum.

13. CONFIDENTIALITY. Except for Tenant's disclosure obligations under federal securities laws, Landlord and Tenant agree that the covenants and provisions of this Fourth Addendum shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant's or Landlord's counsel-of-record or leasing or subleasing broker of record.

14. DISCLOSURE. Landlord and Tenant acknowledge that principals of Landlord have a financial interest in Douglas Emmett Realty Advisors, Douglas Emmett and Company, and P.L.E. Builders.

15. GOVERNING LAW. The provisions of this Fourth Addendum shall be governed by the laws of the State of California.

16. REAFFIRMATION. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document as of the day and year written below.

LANDLORD:                                     TENANT:

DOUGLAS EMMETT JOINT VENTURE,                 GRAND HAVANA ENTERPRISES,
a California general partnership              a Delaware corporation

By: DOUGLAS, EMMETT AND COMPANY,
    a California corporation,                 By: /s/ Stanley Shuster
    its agent                                     ------------------------------
                                              Name: Stanley Shuster
                                                   -----------------------------
By: /s/ Michael J. Means                      Title: President
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    Michael J. Means, Vice President
                                              By:
Dated: 2/12/04                                   -------------------------------
      -------------------------------         Name:
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                                              Title:
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                                              Dated:
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